Exhibit 99.1

Deloitte.

Deloitte Touche Tohmatsu
ABN 74 490 121 060

Woodside Plaza
Level 14
240 St Georges Terrace
Perth WA 6000
GPO Box A46
Perth WA 6837 Australia

DX: 206
Tel: +61 (0) 8 9365 7000
Fax: +61 (0)
www.deloitte.com.au

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders of

Incremental Petroleum Limited

Perth, Australia

We have audited the accompanying consolidated balance sheet of Incremental Petroleum Limited and subsidiaries (the “Company”) as of 31 December 2008 and 2007, and the related consolidated income statement, statement of income and expense, and cash flow statement for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Incremental Petroleum Limited and subsidiaries as of 31 December 2008 and 2007, and the results of their operations and their cash flows for each of the two years in the period ended, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

/s/ Deloitte Touche Tohmatsu
Deloitte Touche Tohmatsu
13 May 2009

Member of
Deloitte Touche Tohmatsu

Incremental Petroleum Limited

A.C.N. 115 711 601

Financial report for the year ended 31 December 2008

Incremental Petroleum Limited

Financial Report

CORPORATE DIRECTORY

DIRECTORS	AUDITORS

Chris Cronin Chairman Gerard McGann Managing Director Mark Stowell Matthew McCann	Deloitte Touche Tohmatsu Level 14, Woodside Plaza 240 St Georges Terrace Perth WA 6000
COMPANY SECRETARY Jonathan Asquith

REGISTERED OFFICE 20 Howard Street Perth WA 6000 Tel: +61 8 9481 8696 Fax: +61 8 9481 2394 E-mail: office@incrementalpetroleum.com	TURKEY OFFICE Karakoy Ticeret Merkezi Kermeralti Caddesi No: 24 Kat: 7 Karakoy – ISTANBUL Tel: +90 212 334 8900 Fax: +90 212 334 8998

SHARE REGISTRY	SOLICITORS

Security Transfer Registrars Pty Ltd 770 Canning Highway Applecross Western Australia 6153 Tel: +61 8 9315 2333 Fax: +61 8 9315 2233	Johnson Winter & Slattery Level 1 216 St Georges Terrace Perth WA 6000
WEBSITE www.incrementalpetroleum.com

Incremental Petroleum Limited

Financial Report

Consolidated income statement

for the financial year ended 31 December 2008

	Note	2008 $’000	2007 $’000
Revenue	2	53,271	39,952

Royalty expenses		(6,472)	(5,164)
Raw materials and consumables used		(8,339)	(6,910)
Field costs		(2,667)	(1,081)
Employee benefits expense	2	(9,352)	(7,985)
Depreciation and amortisation expense	2	(4,834)	(4,188)
Takeover defence expenses		(1,678)	—
Finance costs	2	(123)	(117)
Employee share scheme		—	(248)
Foreign exchange differences		(1,000)	737
Other expenses		(795)	(993)

Profit before tax		18,011	14,003
Income tax expense	3	(5,653)	(3,229)

Profit for the year		12,358	10,774

Notes to the consolidated financial statements are included on pages 6 to 31

Incremental Petroleum Limited

Financial Report

Consolidated balance sheet

as at 31 December 2008

	Note	2008 $’000	2007 $’000
Current assets
Cash and cash equivalents	20	11,843	3,787
Trade and other receivables	5	5,362	7,902
Inventories	6	2,695	2,208
Other current assets	7	739	588

Total current assets		20,639	14,485

Non-current assets
Property, plant and equipment	8	16,678	17,618
Oil properties in production	9	62,024	60,537
Exploration assets	10	24,107	11,567

Total non-current assets		102,809	89,722

Total assets		123,448	104,207

Current liabilities
Trade and other payables	12	3,503	3,654
Borrowings	11	4,033	1,332
Current tax liabilities	3	—	17
Provisions	13	355	122

Total current liabilities		7,891	5,125

Non-current liabilities
Payables		500	—
Borrowings	11	2,780	5,099
Deferred tax liabilities	3	13,672	12,923
Provisions	13	2,964	2,923

Total non-current liabilities		19,916	20,945

Total liabilities		27,807	26,070

Net assets		95,641	78,137

Equity
Issued capital	14	66,343	54,466
Reserves	15	(188)	1,818
Retained earnings	16	29,486	21,853

Total equity		95,641	78,137

Notes to the consolidated financial statements are included on pages 6 to 31

Incremental Petroleum Limited

Financial Report

Consolidated statement of recognised income and expense

For the financial year ended 31 December 2008

	Note	2008 $’000	2007 $’000
Translation of foreign operations:
Exchange differences taken to equity	15	(2,006)	6,261

Net (expense)/income recognised directly in equity		(2,006)	6,261
Profit for the year		12,358	10,774

Total recognised income and expense for the year		10,352	17,035

Notes to the consolidated financial statements are included on pages 6 to 31

Incremental Petroleum Limited

Financial Report

Consolidated cash flow statement

For the financial year ended 31 December 2008

		2008 $’000	2007 $’000
Cash flows from operating activities
Receipts from customers		47,787	32,548
Payments to suppliers and employees		(21,453)	(17,283)
Income tax paid		(4,784)	(1,350)

Net cash provided by operating activities	20	21,550	13,915

Cash flows from investing activities
Interest received		892	614
Payments for property, plant and equipment	8	(1,773)	(5,054)
Payments for field development		(6,485)	(4,959)
Payments for exploration		(11,881)	(9,586)

Net cash used in investing activities		(19,247)	(18,985)

Cash flows from financing activities
Proceeds from issues of equity securities	14	11,162	—
Interest paid		(529)	(196)
Capital return paid		—	(3,371)
Dividend paid		(3,485)	(2,023)
Proceeds from borrowings		—	6,191
Repayment of borrowings		(1,202)	—
Payments for share issue costs	14	(525)	—

Net cash provided by financing activities		5,421	601

Net increase/(decrease) in cash and cash equivalents		7,724	(4,469)
Cash and cash equivalents at the beginning of the financial year		3,787	8,060
Effects of exchange rate changes on the balance of cash held in foreign currencies		332	196

Cash and cash equivalents at the end of the year	20	11,843	3,787

Notes to the consolidated financial statements are included on pages 6 to 31

Incremental Petroleum Limited

Financial Report

1.	Summary of accounting policies

General Information

Incremental Petroleum Limited (the Company) is an unlisted public company, incorporated in Australia and operating in Australia, USA and Turkey. The consolidated financial statements incorporate the financial statements of the Company and entities controlled by the company (its subsidiaries)(referred to as ‘the Group’ in these financial statements).

Adoption of new and revised Accounting Standards

At the date of authorisation of the financial report, a number of standards and Interpretations were in issue but not yet effective.

	Effective for annual reporting periods beginning on or after	Expected to be initially applied in the financial year ending
Initial application of the following Standards will not affect any of the amounts recognised in the financial report, but will change the disclosures presently made in relation to the Group and the Company’s financial report:Standard / Interpretation

IAS 1, Presentation of Financial Statements (AASB 101)	1 January 2009	31 December 2009

IFRS 8, Operating Segments (AASB 8)	1 January 2009	31 December 2008

Initial application of the following Standards/Interpretations is not expected to have any material impact on the financial report of the Group and the Company:

Amendment to IAS 23, Borrowing Costs (AASB 123)	1 January 2009	31 December 2009

Revised: IFRS 3 (revised), Business Combinations (AASB 3) Revised: IAS 27 (revised), Consolidated and Separate Financial Statements (AASB 127)	Business combinations occurring after the annual reporting periods beginning 1 July 2009	31 December 2010

Amendments to IAS 32, Financial Instruments: Presentation, and IAS 1, Presentation of Financial Statements

— Puttable Financial Instruments Arising on Liquidation and Obligations (AASB 132 and AASB 101)

	1 July 2009 and 1 January 2009	31 December 2010 31 December 2009

AASB Interpretation 15 / IFRIC Interpretation 15 ‘Agreements for the Construction of Real Estate’	1 January 2009	31 December 2009

AASB Interpretation 16 / IFRIC Interpretation 16 ‘Hedges of a Net Investment in a Foreign Operation’	1 October 2008	31 December 2009

AASB Interpretation 17 / IFRIC Interpretation 17 ‘Distributions of Non-Cash Assets to Owners’	1 July 2009	31 December 2010

Improvements to IFRSs and AASBs — a collection of amendments to International Financial Reporting Standards and Australian Accounting Standards	1 January 2009	31 December 2009

The directors have elected to apply IFRS 8 ‘Operating Segments’ in the current accounting period, even though this standard was not required to be applied until annual reporting periods beginning on or after 1 January 2009. Because the group does not have on issue any debt or equity securities that are traded in a public market and is not in the process of issuing any class of instruments in a public market, the group is not required to present segment reporting information under IFRS 8, and accordingly none has been provided in this financial report.

Incremental Petroleum Limited

Financial Report

The directors note that the impact of the initial application of the Standards and Interpretations is not yet known or is not reasonably estimable. These Standards and Interpretations will be first applied in the financial report of the Group that relates to the annual reporting period beginning on or after the effective date of each pronouncement.

Statement of compliance

The financial report is a general purpose financial report which has been prepared in accordance with the Accounting Standards. The financial report includes the consolidated financial statements of the Group only. Accounting Standards include Australian equivalents to International Financial Reporting Standards (‘A-IFRS’). Compliance with the A-IFRS ensures that the consolidated financial statements and notes of the Group comply with International Financial Reporting Standards (‘IFRS’) as issued by International Accounting Standards Board (‘IASB’).

The financial statements were authorised for issue by the directors on 11 April 2009

Basis of preparation

The financial report has been prepared on the basis of historical cost, except for the revaluation of financial instruments. Cost is based on the fair values of the consideration given in exchange for assets.

The company is a company of the kind referred to in Australian Securities and Investment Commission (“ASIC”) Class Order 98/0100, dated 10 July 1998, and in accordance with that Class Order amounts in the financial report are rounded off to the nearest thousand dollars, unless otherwise indicated.

Critical accounting judgments and key sources of estimation uncertainty

In the application of A-IFRS/IFRS management is required to make judgments, estimates and assumptions about carrying values of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstance, the results of which form the basis of making the judgments. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the year in which the estimate is revised if the revision affects only that year, or in the year of the revision and future years if the revision affects both current and future years.

Judgments made by management in the application of A-IFRS/IFRS that have significant effects on the financial statements and estimates with a significant risk of material adjustments in the next year are disclosed, where applicable, in the relevant notes to the financial statements.

Accounting policies are selected and applied in a manner which ensures that the resulting financial information satisfies the concepts of relevance and reliability, thereby ensuring that the substance of the underlying transactions or other events is reported.

The following significant accounting policies have been adopted in the preparation and presentation of the financial report:

(a)	Cash and cash equivalents

Cash and cash equivalents comprise cash on hand, cash in banks and investments in money market instruments, net of outstanding bank overdrafts. Bank overdrafts are shown within borrowings in current liabilities in the balance sheet.

Cash and cash equivalents are short-term highly liquid investments that are readily convertible to known amounts of cash, which are subject to an insignificant risk of changes in value and have a maturity of three months or less at the date of the acquisition.

(b)	Employee benefits

Provision is made for benefits accruing to employees in respect of wages and salaries, annual leave, long service leave, and sick leave when it is probable that settlement will be required and they are capable of being measured reliably except for those financial assets classified as at fair value through profit or loss which are initially measured at fair value

Provisions made in respect of employee benefits expected to be settled within 12 months, are measured at their nominal values using the remuneration rate expected to apply at the time of settlement.

Incremental Petroleum Limited

Financial Report

Provisions made in respect of employee benefits which are not expected to be settled within 12 months are measured as the present value of the estimated future cash outflows to be made by the Group in respect of services provided by employees up to reporting date.

Contributions to defined contribution superannuation plans are expensed when incurred.

(c)	Financial assets

Investments are recognised and derecognised on trade date where purchase or sale of an investment is under a contract whose terms require delivery of the investment within the timeframe established by the market concerned, and are initially measured at fair value, net of transaction costs, except for those financial assets classified as at fair value through profit or loss which are initially measured at fair value

Subsequent to initial recognition, investments in subsidiaries are measured at cost.

Other financial assets are classified into the following specified categories: financial assets ‘at fair value through profit or loss’, ‘held-to-maturity’ investments, ‘available-for-sale’ financial assets, and ‘loans and receivables’. The classification depends on the nature and purpose of the financial assets and is determined at the time of initial recognition.

Effective Interest Method

The effective interest method is a method of calculating the amortised cost of a financial asset and of allocating interest income over the relevant period. The effective interest rate is the rate that exactly discounts the estimated future cash receipts (including all fees on points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial asset, or, where appropriate, a shorter period.

Income is recognised on an effective interest basis for debt instruments other than those financial assets at fair value through the profit or loss.

Loans and receivables

Trade receivables, loans, and other receivables that have fixed or determinable payments that are not quoted in an active market are classified as ‘loans and receivables’. Loans and receivables are measured at amortised cost using the effective interest method less impairment.

Interest income is recognised by applying the effective interest rate.

(d)	Financial instruments

Debt and equity instruments

Debt and equity instruments are classified as either liabilities or as equity in accordance with the substance of the contractual arrangement.

Transaction costs on the issue of equity instruments

Transaction costs arising on the issue of equity instruments are recognised directly in equity as a reduction of the proceeds of the equity instruments to which the costs relate. Transaction costs are the costs that are incurred directly in connection with the issue of those equity instruments and which would not have been incurred had those instruments not been issued.

Interest and dividends

Interest and dividends are classified as expenses or as distributions of profit consistent with the balance sheet classification of the related debt or equity instruments.

(e)	Foreign currency

The individual financial statements of each group entity are presented in the functional currency being the currency of the primary economic environment in which the entity operates. For the purpose of the consolidated financial statements, the results and financial position of each entity are expressed in Australian dollars, which is the functional currency of Incremental Petroleum Limited and the presentation currency for the consolidated financial statements.

Foreign currency transactions

All foreign currency transactions during the financial year are brought to account using the exchange rate in effect at the date of the transaction. Foreign currency monetary items at reporting date are translated at the exchange rate existing at reporting date. Non-monetary assets and liabilities carried at fair value that are denominated in foreign currencies are translated at the rates prevailing at the date when the fair value was determined. Exchange differences are recognised in profit or loss in the year in which they arise.

Incremental Petroleum Limited

Financial Report

Foreign operations

On consolidation, the assets and liabilities of the Group’s overseas operations are translated at exchange rates prevailing at the reporting date. Income and expense items are translated at the average exchange rates for the year unless exchange rates fluctuate significantly, in which case the exchange rate at the dates of the transaction are used. Exchange differences arising, if any, are recognised in the foreign currency translation reserve, and recognised in profit or loss on disposal of the foreign operation.

(f)	Goods and services tax

Revenues, expenses and assets are recognised net of the amount of goods and services tax (GST), except:

i.	where the amount of GST incurred is not recoverable from the taxation authority, it is recognised as part of the cost of acquisition of an asset, equity cost, or as part of an item of expense; or

ii.	for receivables and payables which are recognised inclusive of GST.

The net amount of GST recoverable from, or payable to, the taxation authority is included as part of receivables or payables.

Cash flows are included in the cash flow statement on a gross basis. The GST component of cash flows arising from investing and financing activities which is recoverable from, or payable to, the taxation authority is classified as operating cash flows.

(g)	Impairment of assets

At each reporting date, the Group reviews the carrying amounts of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where the asset does not generate cash flows that are independent from other assets, the Group estimates the recoverable amount of the cash-generating unit to which the asset belongs.

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognised in profit or loss immediately.

Where an impairment loss subsequently reverses, the carrying amount of the asset (cash-generating unit) is increased to the revised estimate of its recoverable amount, but only to the extent that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognised for the asset (cash-generating unit) in prior years. A reversal of an impairment loss (other than goodwill) is recognised in profit or loss immediately.

(h)	Income tax

Current tax

Current tax is calculated by reference to the amount of income taxes payable or recoverable in respect of the taxable profit or tax loss for the year. It is calculated using tax rates and tax laws that have been enacted or substantively enacted by reporting date. Current tax for current and prior years is recognised as a liability (or asset) to the extent that it is unpaid (or refundable).

Deferred tax

Deferred tax is accounted for using the comprehensive balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax base of those items. The tax base of an asset or liability is the amount attributed to that asset or liability for tax purposes.

In principle, deferred tax liabilities are recognised for all taxable temporary differences. Deferred tax assets are recognised to the extent that it is probable that sufficient taxable amounts will be available against which deductible temporary differences or unused tax losses and tax offsets can be utilised. However, deferred tax assets and liabilities are not recognised if the temporary differences giving rise to them arise from the initial recognition of assets and liabilities (other than as a result of a business combination) which affects neither taxable income nor accounting profit. Furthermore, a deferred tax liability is not recognised in relation to taxable temporary differences arising from goodwill.

Incremental Petroleum Limited

Financial Report

Deferred tax liabilities are recognised for taxable temporary differences arising on investments in subsidiaries, branches, associates and joint ventures except where the Group is able to control the reversal of the temporary differences and it is probable that the temporary differences will not reverse in the foreseeable future. Deferred tax assets arising from deductible temporary differences associated with these investments and interests are only recognised to the extent that it is probable that there will be sufficient taxable profits against which to utilise the benefits of the temporary differences and they are expected to reverse in the foreseeable future.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the year(s) when the asset and liability giving rise to them are realised or settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by reporting date. The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Group expects, at the reporting date, to recover or settle the carrying amount of its assets and liabilities.

Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the company/Group intends to settle its current tax assets and liabilities on a net basis.

Current and deferred tax for the year

Current and deferred tax is recognised as an expense or income in the income statement, except when it relates to items credited or debited directly to equity, in which case the deferred tax is also recognised directly in equity, or where it arises from the initial accounting for a business combination, in which case it is taken into account in the determination of goodwill or excess.

(i)	Inventories

Inventories are valued at the lower of cost and net realisable value. Costs, including an appropriate portion of fixed and variable overhead expenses, are assigned to inventory on hand by the method most appropriate to each particular class of inventory with all categories being valued on a first in first out basis. Net realisable value represents the estimated selling price less all estimated costs of completion and costs of disposal.

(j)	Payables

Trade payables and other accounts payable are recognised when the Group becomes obliged to make future payments resulting from the purchase of goods and services.

(k)	Presentation currency

The consolidated financial information is presented in Australian dollars, being the functional currency of Incremental Petroleum Limited. The functional currency of the Turkish and U.S. operating entities is the New Turkish Lira and US Dollar respectively . The results and financial position of the Turkish operating entities are expressed in Australian dollars a common currency so that the consolidated financial statements may be presented.

(l)	Principles of consolidation

Control is achieved where the Company has power to govern the financial and operating policies of an entity so as to obtain benefit from its activities.

On acquisition, the assets, liabilities and contingent liabilities of a subsidiary are measured at their fair values at the date of acquisition. Any excess of the cost of acquisition over the fair values of the identifiable net assets acquired is recognised as goodwill. If, after reassessment, the fair values of the identifiable net assets acquired exceeds the cost of acquisition, the deficiency is credited to profit and loss in the year of acquisition.

The consolidated financial statements include the information and results of each subsidiary from the date on which the company obtains control and until such time as the company ceases to control such entity.

In preparing the consolidated financial statements, all intercompany balances and transactions, and unrealised profits arising within the Group are eliminated in full. The results of the Group cover the financial year.

(m)	Property, plant and equipment

Plant and equipment, leasehold improvements and equipment under finance lease are initially stated at fair value at the date of acquisition. Fair value is determined on the basis of an independent valuation prepared by external valuation experts.

Subsequent additions to property, plant and equipment are stated at cost less accumulated depreciation and impairment. Cost includes expenditure that is directly attributable to the acquisition of the item. In the event that settlement of all or part of the purchase consideration is deferred, cost is determined by discounting the amounts payable in the future to their present value as at the date of acquisition.

Incremental Petroleum Limited

Financial Report

Depreciation is provided on property, plant and equipment, including freehold buildings but excluding land. Depreciation is calculated on a straight line basis so as to write off the net cost or other revalued amount of each asset over its expected useful life to its estimated residual value. Leasehold improvements are depreciated over the year of the lease or estimated useful life, whichever is the shorter, using the straight line method. The estimated useful lives, residual values and depreciation method is reviewed at the end of each annual reporting year.

The following estimated useful lives are used in the calculation of depreciation:

• Plant and equipment	10 years

• Well head assets	10 years

(n)	Oil properties in production

The Group amortises the oil properties in production on a unit of production basis over estimated reserves. The estimated 2P reserves of the oilfield are 12.04 million barrels. Production during the year was 493,409 barrels.

(o)	Provisions

Provisions are recognised when the Group has a present obligation, the future sacrifice of economic benefits is probable, and the amount of the provision can be measured reliably.

The amount recognised as a provision is the best estimate of the consideration required to settle the present obligation at reporting date, taking into account the risks and uncertainties surrounding the obligation. Where a provision is measured using the cashflows estimated to settle the present obligation, its carrying amount is the present value of those cashflows.

When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, the receivable is recognised as an asset if it is virtually certain that recovery will be received and the amount of the receivable can be measured reliably.

(p)	Revenue recognition

Sale of goods

Revenue is measured at the fair value of the consideration received or receivable. Revenue from the sale of goods is recognised when persuasive evidence, usually in the form of an executed sales agreement, or an arrangement exists, indicating there has been a transfer of risks and rewards to the customer, no further work or processing is required by the Group, the quantity and quality of the goods has been determined with reasonable accuracy, the price is fixed or determinable, and collectability is reasonably assured. This is generally when title passes.

Dividend and interest revenue

Dividend revenue is recognised on a receivable basis. Interest revenue is recognised on a time proportionate basis that takes into account the effective yield on the financial asset.

(q)	Share-based payments

Equity-settled share-based payments are measured at fair value at the date of grant. Fair value is measured by use of a Black-Scholes model taking into account the terms and conditions on which the options are granted.

The fair value determined at the grant date of the equity-settled share-based payments is expensed on a straight-line basis over the vesting period, based on the Group’s estimate of shares that will eventually vest.

(r)	Receivables

Trade receivables and other receivables are recorded at amounts due less any allowance for doubtful debts.

(s)	Joint ventures

Interests in jointly controlled assets and operations are reported in the financial statements by including the Group’s share of assets employed in the joint ventures, the share of liabilities incurred in relation to the joint ventures and the share of any expenses incurred in relation to the joint ventures in their respective classification categories.

(t)	Exploration and evaluation expenditure

Exploration and evaluation activities in the area of interest have not at the reporting date reached a stage which permits a reasonable assessment of the existence or otherwise of economically recoverable reserves, and active and significant operations in, or in relation to, the area of interest are continuing.

Incremental Petroleum Limited

Financial Report

Exploration and evaluation activity includes:

•	researching and analysing historical exploration data

•	gathering exploration data through topographical, geochemical and geophysical studies

•	exploratory drilling

•	surveying transportation and infrastructure requirements

•	conducting market and finance studies

Exploration and evaluation expenditure (including amortisation of capitalised licence costs) is charged to the income statement as incurred except in the following circumstances, in which case the expenditure may be capitalised:

In respect of petroleum activities the exploration and evaluation activity is within an area of interest for which it is expected that the expenditure will be recouped by future exploitation or sale; or at the balance sheet date, exploration and evaluation activity has not reached a stage which permits a reasonable assessment of the existence of commercially recoverable reserves.

Capitalised exploration costs are reviewed each reporting date to determine whether an indication of impairment exists. If any such indication exists, the recoverable amount of the capitalised exploration costs is estimated to determine the extent of the impairment loss (if any). Where an impairment loss subsequently reverses, the carrying amount of the asset is increased to the revised estimate of its recoverable amount, but only to the extent that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognised for the asset in previous years.

Where a decision is made to proceed with development, accumulated expenditure is tested for impairment and transferred to ‘oil properties in production’, and then amortised over the life of the reserves associated with the area of interest once production has have commenced.

(u)	Provision for restoration and rehabilitation

A provision for restoration and rehabilitation is recognised when there is a present obligation as a result of exploration, development, production, transportation or storage activities undertaken, it is probable that an outflow of economic benefits will be required to settle the obligation, and the amount of the provision can be measured reliably. The estimated future obligations include the costs of removing facilities, abandoning wells and restoring the affected areas.

The provision for future restoration costs is the best estimate of the present value of the expenditure required to settle the restoration obligation at the reporting date, based on current legal and other requirements and technology. Future restoration costs are reviewed annually and any changes in the estimate are reflected in the present value of the restoration provision at the end of the balance sheet date.

The initial estimate of the restoration and rehabilitation provision relating to production facilities is capitalised into the related asset and amortised on the same basis as the related asset, unless the present obligation arises from the production of inventory in the year, in which case the amount is included in the cost of production for the year. Changes in the estimate of the provision for restoration and rehabilitation are treated in the same manner, except that the unwinding of the effect of discounting on the provision is recognised as a finance cost.

(v)	Development expenditure

Development expenditure is recognised at cost less accumulated amortisation and any impairment losses. Where commercial production in an area of interest has commenced, the associated costs together with any forecast future capital expenditure necessary to develop proved and probable reserves are amortised over the estimated economic life of the field on a units-of-production basis.

Changes in factors such as estimates of proved and probable reserves that affect unit-of-production calculations are dealt with on a prospective basis.

(w)	Use and revision of accounting estimates

As a result of the uncertainties inherent in business and other activities, many items in a financial report cannot be measured with precision but can only be estimated. The estimation process involves best estimates based on the latest information available. Estimates may be required, for example, bad debts, inventory obsolescence, provision for rehabilitation or the useful lives or expected pattern of consumption of economic benefits of depreciable assets. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

Incremental Petroleum Limited

Financial Report

Reserve estimates

Estimation of reported recoverable quantities of proven and probable reserves include judgmental assumptions regarding commodity prices, exchange rates, discount rates, and production and transportation costs for future cash flows. It also requires interpretation of complex geological and geophysical model in order to make an assessment of the size, shape, depth and quality of reservoirs and their anticipated recoveries. The economic, geological and technical factors used to estimate reserves may change from period to period. Changes in reported reserves can impact asset carrying values, the provision for restoration and the recognition of deferred tax assets, due to changes in expected future cash flows.

Reserves are integral to the amount of depreciation, depletion and amortisation charged to the income statement. Reserve estimates are prepared in accordance with guidelines of the Society of Petroleum Engineers.

Key sources of estimation uncertainty

Useful lives of property, plant and equipment

As described above, the Group reviews the estimated useful lives of property, plant and equipment at the end of each annual reporting period. During the financial year, the directors determined no change was required.

(x)	Leases

Operating lease payments are recognised as an expense on a straight line basis over the lease term, except where another systematic basis is more representative of the time pattern in which the economic benefits are from the leased asset are consumed. Contingent rentals arising from under operating leases are recognised as an expenses in the period in which they are incurred.

(y)	Borrowing costs

Borrowing costs directly attributable to the acquisition, construction or production of qualifying assets, which are assets that necessarily take a substantial period of time to get ready for their intended use or sale, are added to the cost of those assets, until such time as the assets are substantially ready for use or sale. Investment income earned on the temporary investment of specific borrowings pending their expenditure is deducted from the borrowing costs eligible for capitalisation. All other borrowing costs are recognised in profit or loss on the period in which they are incurred.

(z)	Royalty expense

Royalty expense is calculated at 12.5% of production.

Incremental Petroleum Limited

Financial Report

2.	Profit from operations

(a)	Revenue

	2008 $’000	2007 $’000

Revenue consisted of the following items:
Revenue from the sale of oil	52,039	39,338
Rig contracting revenue	340	—
Bank deposits interest revenue	892	614

	53,271	39,952

(b) Profit before income tax

Profit before income tax has been arrived at after charging the following expenses.
Depreciation and Amortisation
Depreciation of non-current assets	2,184	1,710
Amortisation of non-current assets	2,650	2,478

	4,834	4,188

Finance Costs
Interest on bank overdrafts and loans	485	196
Less: amounts included in the cost of qualifying assets	(485)	(196)

	—	—

Unwinding of discount in provision for restoration	123	117

Operating lease rental expenses:
Minimum lease payments	224	15

Employee benefit expense
Employee benefits	9,210	7,875
Post employment benefits:
Defined contribution plans	142	110

	9,352	7,985

3.	Income taxes

(a)	Income tax recognised in profit or loss

Tax expense comprises:
Current tax expense	3,110	1,281
With-holding taxes on dividends	1,456	207
Deferred tax expense relating to the origination and reversal of temporary differences	1,087	1,741

Total tax expense	5,653	3,229

Incremental Petroleum Limited

Financial Report

3.	Income taxes (cont’d)

The prima facie income tax expense on pre-tax accounting profit from operations reconciles to the income tax expense in the financial statements as follows:

	$’000 2008	$’000 2007
Profit before taxation	18,011	14,003

Income tax expense at 30% (i)	5,403	4,201
Effect of different tax rates of subsidiaries operating in other jurisdictions	(2,063)	(1,507)

	3,340	2,694

With-holding tax on dividends	1,457	207
Disallowable items	39	356
Other	817	(28)

Income tax expense	5,653	3,229

(i)	30% reflects the statutory company tax rate in Australia

(b)	Current tax liabilities

Current tax payables:
Income tax payable attributable to:
Subsidiaries	—	17

(c)	Deferred tax liabilities

	2008
	Opening Balance $’000	Charged to income $’000	Foreign exchange differences charged to reserves $’000	Closing balance $’000
Gross deferred tax liabilities:
Oil properties in production	11,107	(472)	(346)	10,289
Property plant and equipment	2,272	(98)	(70)	2,104
Exploration assets	1,148	1,587	28	2,763

	14,527	1,017	(388)	15,156

Gross deferred tax assets:
Receivables	(662)	28	20	(614)
Inventories	(295)	(40)	7	(328)
Provisions	(609)	(70)	15	(664)
Other	(38)	152	8	122

	(1,604)	70	50	(1,484)

	12,923	1,087	(338)	13,672

The deferred taxation balances represent the amount of taxation potentially payable if the assets and liabilities were sold by the subsidiary operating entities at their carrying value at 31 December 2008. No taxation would be payable if the subsidiary companies were sold at balance date for their carrying value.

Incremental Petroleum Limited

Financial Report

(c)	Deferred tax liabilities (cont’d)

	2007
	Opening Balance $’000	Charged to income $’000	Foreign exchange differences charged to reserves $’000	Closing balance $’000
Gross deferred tax liabilities:
Oil properties in production	9,288	907	912	11,107
Property plant and equipment	1,942	142	188	2,272
Exploration assets	—	1,075	73	1,148

	11,230	2,124	1,173	14,527

Gross deferred tax assets:
Receivables	(69)	(549)	(44)	(662)
Inventories	(301)	31	(25)	(295)
Provisions	(553)	(5)	(51)	(609)
Other	(171)	140	(7)	(38)

	(1,094)	(383)	(127)	(1,604)

	10,136	1,741	1,046	12,923

	2008 $’000	2007 $’000
Unrecognised deferred tax liabilities
The following deferred tax assets have not been brought to account as assets:
Tax losses – revenue	206	139

	206	139

4.	Remuneration of auditors

	2008 $’	2007 $’
Auditor of the parent entity
Audit or review of the financial report	80,000	74,490
Related practice of the parent entity auditor
Audit or review of the financial report	37,000	22,615

The auditor of Incremental Petroleum Limited is Deloitte Touch Tohmatsu

5.	Trade and other receivables

	2008 $’000	2007 $’000
Trade receivables (i)	5,362	7,902

(i)	The average credit period on sales of goods is 30 days. No interest is charged on the trade receivables. An allows is made for estimated irrecoverable trade receivable amounts arising from the past sale of goods, determined by reference to past default experience.

Before accepting any new customers the Group assesses the potential customer’s credit quality and defines credit limits by customer. These are reviewed annually.

At reporting date that are no debtors past due date and all amounts are considered recoverable. The Group does not hold any collateral over these balances.

Incremental Petroleum Limited

Financial Report

6.	Inventories

Oil	101	200
Maintenance materials	2,594	2,008

	2,695	2,208

7.	Other current assets

	2008 $’000	2007 $’000
GST recoverable	179	—
Income tax recoverable	209	—
Prepayments	351	588

	739	588

8.	Property, plant and equipment - 2008

	Plant and equipment $’000	Well head assets $’000	Total $’000
Gross carrying amount
Balance at start of the year	16,966	4,076	21,042
Additions	1,773	—	1,773
Disposals	(78)	—	(78)
Net foreign exchange translation differences	(430)	(120)	(550)

Balance at end of the year	18,231	3,956	22,187

Accumulated depreciation
Balance at start of the year	2,508	917	3,425
Depreciation expense	1,803	381	2,184
Disposals	(78)	—	(78)
Net foreign exchange translation differences	(10)	(12)	(22)

Balance at end of the year	4,223	1,286	5,509

Net book value
As at 31 December 2008	14,008	2,670	16,678

Incremental Petroleum Limited

Financial Report

Property, plant and equipment – 2007

	Plant and equipment $’000	Well head assets $’000	Total $’000
Gross carrying amount
Balance at start of the year	10,602	3,734	14,336
Additions	5,054	—	5,054
Net foreign exchange translation differences	1,310	342	1,652

Balance at end of the year	16,966	4,076	21,042

Accumulated depreciation
Balance at start of the year	1,000	466	1,466
Depreciation expense	1,328	382	1,710
Net foreign exchange translation differences	178	69	248

Balance at end of the year	2,506	917	3,424

Net book value
As at 31 December 2007	14,460	3,159	17,618

9.	Oil Properties in production

	2008 $’000	2007 $’000
Gross carrying amount
Balance at start of the year	66,300	55,658
Additions	5,814	5,190
Net foreign exchange translation differences	(1,742)	5,452

Balance at end of the year	70,372	66,300

Accumulated amortisation
Balance at start of the year	5,763	2,855
Amortisation expense	2,650	2,478
Net foreign exchange translation differences	(65)	430

Balance at end of the year	8,348	5,763

Net book value
Balance at end of the year	62,024	60,537

Incremental Petroleum Limited

Financial Report

10.	Exploration Assets

	2008 $’000	2007 $’000
At cost	24,107	11,567

Reconciliation of movement:
Balance at start of the year	11,567	1,027
Exploration and evaluation expenditure	1,470	3,759
Purchase of exploration interests	10,707	5,999
Net foreign exchange translation differences	(122)	586
Capitalised interest	485	196

Balance at end of the year	24,107	11,567

Ultimate recoupment of this expenditure is dependent upon the continuance of the Group’s right to tenure of the areas of interest and the discovery of commercially viable oil and gas reserves, their successful development and exploitation, or, alternatively, sale of the respective areas of interest at an amount at least equal to the book value.

11.	Borrowings

	2008 $’000	2007 $’000
Secured – at amortised cost
Current
Bank loan (i)	4,033	1,332

Non-current
Bank loan (i)	2,780	5,099

Disclosed in the financial statements as:
Current borrowings	4,033	1,332
Non-current borrowings	2,780	5,099

	6,813	6,431

(i)	The loan is for an original amount of $US 5,500 thousand, received on 6 August 2007. No repayments of principal were required for the first 12 months of the loan and thereafter the principal and interest are being repaid over 24 months commencing on 6 August 2008. The rate of interest on the loan is a floating rate which during the year averaged 8% (2007: 7.6%). The loan is collateralised by a charge over the Group’s oil sales receivables.

Incremental Petroleum Limited

Financial Report

12.	Trade and other payables

	2008 $’000	2007 $’000
Trade payables (i)	2,600	2,682
Other payables	903	972

	3,503	3,654

(i)	Credit terms averaging 30 days from invoice date apply to payables

13.	Provisions

Current provisions
Employee benefits	355	122

Non-current provisions
Restoration provision	2,964	2,923

The provision for restoration costs represents the present value of the directors’ best estimate of the future sacrifice of economic benefits that may be required to restore the Selmo oilfield.

Balance at the start of the year	2,923	2,562
Unwinding of discount	123	117
Foreign exchange translation difference	(82)	244

Balance at the end of the year	2,964	2,923

Incremental Petroleum Limited

Financial Report

14.	Issued capital

	2008 $’000	2007 $’000
79,735,605 fully paid ordinary shares (2007: 67,424,350)	66,343	54,466

Ordinary shares carry one vote per share and the right to dividends. Changes to the then Corporations Law abolished the authorised capital and par value concept in relation to share capital from 1 July 1998. Therefore, the company does not have a limited amount of authorised capital and issued shares do not have a par value.

	2008 No.	2008 $’000	2007 No.	2007 $’000
Fully paid ordinary shares
Balance at the start of the year	67,424,350	54,466	67,200,000	57,838

Issue of shares to PEMI Employees Incremental Petroleum Limited Equity Participation Plan*	—	—	224,350	—
Issue of shares pursuant to placements	10,000,000	10,000	—	—
Issue of shares pursuant to share Purchase Plan	1,162,000	1,162	—	—
Cost of issues	—	(525)	—	—
Issue of shares pursuant to dividend re-investment plan**	1,149,255	1,240	—	—
Capital return	—	—	—	(3,372)

Balance at end of financial year	79,735,605	66,343	67,424,350	54,466

Treasury shares*
Balance at the start and end of the year	(224,350)	—	—
Issue of shares to PEMI Employees Incremental Petroleum Limited Equity Participation Plan*	—	—	(224,350)	—

Balance at end of financial year	(224,350)	—	(224,350)	—

Total fully paid ordinary shares net of treasury shares	79,511,255	66,343	67,200,000	54,466

*	These shares have been treated as an in substance option for the purposes of the preparation of these accounts. The shares were issued in January 2007 to the trustee of the PEMI Employees Incremental Petroleum Limited Equity Participation Plan Trust Deed. The shares allotted to the Trust are held pursuant to the PEMI Employees Incremental Petroleum Limited Equity Participation Plan on behalf of all of the Turkish employees of Petroleum Exploration Mediterranean International Pty Ltd.
**	As an alternative to receiving a cash dividend, shareholders can elect to reinvest their dividend in acquiring additional Incremental shares under the ‘dividend reinvestment plan’ at a discount to the prevailing share price at record date.

	2008 No.	2007 No.
Share Options
Balance at the start and end of the year	8,800,000	8,800,000

Share options

At the date of this report there were 8,800,000 options over unissued fully paid ordinary shares on issue comprising:

•	6,800,000 unlisted options exercisable at $1.20 per option before 30 June 2010.

•	2,000,000 unlisted options exercisable at $1.45 per option before 30 June 2010.

Share options carry no rights to dividends and no voting rights.

Incremental Petroleum Limited

Financial Report

15.	Reserves

	2008 $’000	2007 $’000
Foreign currency translation	(746)	1,260
Employee equity-settled benefits reserve	558	558

	(188)	1,818

Foreign currency translation reserve
Balance at the start of the year	1,260	(5,001)
Translation of foreign operations	(2,006)	6,261

Balance at the end of the year	(746)	1,260

Exchange differences relating to the translation from the functional currencies of the Group’s foreign controlled entities into Australian dollars are brought to account by entries made directly to the foreign currency translation reserve.

Employee equity-settled benefits reserve
Balance at the start of the year	558	310
Option premium on issue of shares to PEMI Employees Incremental Petroleum Limited Equity Participation Plan	—	248

Balance at the end of the year	558	558

The equity-settled employee benefits reserve arose from the grant of entitlements to shares to employees in Turkey. Subsequent to year end, TransAtlantic Australia Pty Ltd acquired 100% of the share capital of the company.

16.	Retained earnings

	2008 $’000	2007 $’000
Balance at the start of the year	21,853	13,102
Net profit	12,358	10,774
Dividends paid (i)	(4,725)	(2,023)

Balance at the end of the year	29,486	21,853

(i)	Of dividends paid in the year ended 31 December 2008 $3,485,000 were paid in cash and $1,240,000 were paid in accordance with the dividend reinvestment plan as set out in note 14.

Incremental Petroleum Limited

Financial Report

17.	Subsidiaries

Name of entity	Country of domicile and incorporation	2008 Ownership Interest %	2007 Ownership Interest %
Parent entity
Incremental Petroleum Limited	Australia
Subsidiaries (Selmo Oilfield entities)
Dorchester Master Limited Partnership (i)	USA	100	100
Incremental Petroleum (Selmo) Pty Ltd (ii)	Australia	100	100
DMLP GP (ii)	British Virgin Islands	100	100
DMLP LP (ii)	British Virgin Islands	100	100
Petroleum Exploration Mediterranean International Pty Ltd	Australia	100	100
USA entities (iii)
Incremental Petroleum (USA) INC	USA	100	—
Incremental Petroleum (USA) KMD LLC	USA	100	—
Incremental Petroleum (USA) Mc F LLC	USA	100	—
Incremental Petroleum (USA) SEKND LLC	USA	100	—
Other subsidiaries
Incremental Petroleum Iraq Pty Ltd	Australia	100	100
Incremental Petroleum (Butmah) Pty Ltd	Australia	100	100
Incremental Petroleum (Qara Chauk)Pty Ltd	Australia	100	100

(i)	Joint operator of the Selmo oilfield
(ii)	Entities acquired as part of the Selmo oilfield acquisition having no material assets or liabilities other than ownership interests in the Selmo oilfield.
(iii)	During the period the company incorporated these companies to hold and develop the acquired interests in the USA.

18.	Related party disclosures

(a) Equity interests in related parties

Equity interests in subsidiaries

Details of the percentage of ordinary shares held in subsidiaries are disclosed in Note 17 to the financial statements.

Equity interests in joint ventures

Details of interests in joint ventures are included in Note 23 to the financial statements

(b) Parent entities

The parent entity in the Group is Incremental Petroleum Limited.

The ultimate Australian parent entity is TransAtlantic Australia Pty Ltd (effective 9 March 2009)

The ultimate parent entity is TransAtlantic Petroleum Corp.

(c) Key management compensation

The aggregate compensation of the key management personnel of the Group and the Company is set out below:

	2008 $	2007 $
Short-term employment benefits	3,269,856	2,707,077
Post-employment benefits	77,900	77,325

	3,347,756	2,784,402

Incremental Petroleum Limited

Financial Report

The following table discloses the remuneration of the key management personnel of the Group in 2008:

	Short term employment benefits				Post- employment benefits
	Salary $	Additional Fees(i) $	Bonus $	Non-monetary(ii) $	Super- annuation $	Total $
C Cronin	90,000	64,000	—	—	8,100	162,100
G McGann	641,730	—	97,640	289,232	—	1,028,602
M Stowell	60,000	294,800	—	—	5,400	360,200
C Hyder	60,000	—	—	—	5,400	65,400
J Asquith	168,383	—	25,000	7,867	44,250	245,500
Sandy	14,750	—	—	—	14,750	29,500
S Okul	410,324	—	25,645	59,368	—	495,337
V Koehler	317,288	—	20,256	83,573	—	421,117
S Hendry	199,122	—	32,275	120,817	—	352,214
M Veysi Alyamac	172,898	—	11,284	3,604	—	187,786
Total	2,134,495	358,800	212,100	564,461	77,900	3,347,756

(i)	Additional fees includes payments for substantial professional work associated with the activities of the company performed by Directors beyond the amounts normally expected from a non-executive role. Payments were made based on actual time on specific matters at commercial rates.
(ii)	Non-monetary amounts include expatriate location costs, vehicles, housing and healthcare.

The following table discloses the remuneration of the key management personnel of the Group in 2007:

	Short term employment benefits					Post- employment benefits
	Salary $	Additional Fees(i) $	Bonus $	Non-monetary(ii) $	PEMI participation plan (iii) $	Super- annuation $	Total $
C Cronin	82,500	30,000	—	—	—	7,425	119,925
G McGann	541,972	—	—	185,257	—	—	727,229
M Stowell	55,000	219,000	—	—	—	4,950	278,950
C Hyder	55,000	—	—	—	—	4,950	59,950
J Asquith	136,514	—	50,000	13,486	—	60,000	260,000
S Okul	311,983	—	16,552	41,983	13,674	—	384,192
V Koehler	278,127	—	12,582	82,408	17,388	—	390,505
S Hendry	197,366	—	21,389	127,719	13,442	—	359,916
C Gaydali	182,650	—	4,835	3,427	12,823	—	203,735
Total	1,841,112	249,000	105,358	454,280	57,327	77,325	2,784,402

(i)	Additional fees includes payments for substantial professional work associated with the activities of the company performed by Directors beyond the amounts normally expected from a non-executive role. Payments were made based on actual time on specific matters at commercial rates.
(ii)	Non-monetary amounts include expatriate location costs, vehicles, housing and healthcare.
(iii)	Share based payments relate to entitlements under the PEMI Employees Incremental Petroleum Limited Equity Participation Plan. The in-substance option will vest within one year of grant. None were vested or exercised or lapsed during the year.

Incremental Petroleum Limited

Financial Report

19.	Subsequent events

Subsequent to the year end, TransAtlantic Australia Pty Ltd acquired 100% of the share capital of the company. The company was de-listed from the Australian Stock Exchange on 26 March 2009. No financial effect of the takeover can be estimated at this stage.

Except for the foregoing, there has not been any matter or circumstance, other than that referred to in the financial statements or notes thereto, that has arisen since the end of the financial year, that has significantly affected, or may significantly affect, the operations of the Group, the results of those operations, or the state of affairs of the Group in future financial years.

20.	Notes to the consolidated cash flow statement

	2008 $’000	2007 $’000
a) Reconciliation of cash and cash equivalents
For the purposes of the cash flow statement, cash and cash equivalents includes cash on hand and in banks and investments in money market instruments, net of outstanding bank overdrafts.	11,843	3,787

(b) Reconciliation of profit for the year to net cash flows from operating activities
Profit for the year	12,358	10,774
Depreciation and amortisation	4,834	4,188
Interest income received and receivable	(892)	(614)
Foreign exchange differences	1,428	(128)
Employee share scheme	—	248
Increase/(decrease) in current tax liability	(218)	139
Increase in deferred tax balances	1,086	1,741

Changes in net assets and liabilities, net of effects from acquisition of businesses:
(Increase)/decrease in assets:
Trade and other receivables	2,127	(1,606)
Inventories	(531)	(306)
Other assets	304	(199)
Increase/(decrease) in liabilities:
Payables	700	(337)
Current provisions	231	(102)
Non-current provisions	123	117

Net cash from operating activities	21,550	13,915

Incremental Petroleum Limited

Financial Report

21.	Financial instruments

(a) Capital risk management

The Group manages its capital to ensure that it will be able to continue as a going concern while maximising the return to stakeholders through the optimisation of the debt and equity balance. The strategy of the Group is to maintain sufficient capital to continue operations and provide for foreseeable future capital requirements. Pursuant to this strategy a capital return of 5 cents per share was made in 2007. No capital return was made in 2008.

The capital structure of the Group consists of equity attributable to equity holders, comprising issued capital, reserves and retained earnings.

The Group’s risk management committee reviews the capital structure on an annual basis or otherwise as required. As a part of this review the committee considers the cost of capital and the risks associated with each class of capital. Based on recommendations of the committee the Group will balance its overall capital structure through new share issues and share buy-backs as well as the issue of debt.

The Group’s overall strategy remains unchanged from 2007.

(b) Categories of financial instruments

	2008 $’000	2007 $’000
Financial assets
Cash and cash equivalents	11,843	3,787
Loans and receivables (excluding cash and cash equivalents)	5,362	7,902
Financial liabilities
Payables	4,003	3,654
Borrowings	6,813	6,431

(c) Financial risk management objectives

The Group does not enter into or trade financial instruments, including derivative financial instruments, for speculative purposes. The use of financial derivatives is governed by the Group’s policies approved by the board of directors, which provide written principles on the use of financial derivatives.

The Group’s operations expose it primarily to the financial risks of changes in crude oil prices and foreign currency exchange rates.

(d) Oil price risk management

The Group’s oil selling price is determined by monthly average US Dollars denominated prices in spot crude oil market prices, and hence has exposure to oil price fluctuations. Oil price exposures are managed within approved policy parameters potentially utilising forward oil price swap contracts and other hedging instruments.

In 2008 no forward oil price contracts were entered into (2007 : Nil).

Oil price sensitivity

The following table details the Group’s sensitivity to a 30% increase and decrease in the oil price. (2007: 10%) This 30% (2007: 10%)is the sensitivity rate used when reporting oil price risk internally to key management personnel and represents management’s assessment of the possible change in oil prices. The sensitivity analysis includes current year sales levels varied by a 30% (2007: 10%) movement in oil price.

	2008 $’000	2007 $’000
Profit or loss	15,612	3,933

Incremental Petroleum Limited

Financial Report

21.	Financial instruments (continued)

(e) Foreign currency risk management

The Group’s oil selling price is determined by converting monthly average US Dollars denominated prices in spot crude oil market prices into New Turkish Lira, and hence has exposure to exchange rate fluctuations. The Group’s operations in Turkey are conducted using the New Turkish Lira. The Group has undertaken borrowings denominated in US Dollars.

Operating assets and liabilities are denominated in New Turkish Lira and translated to Australian Dollars at balance sheet dates.

Exchange rate exposures are managed within approved policy parameters.

In 2008 no forward foreign exchange contracts were entered into (2007 : Nil).

The carrying amounts of the Group’s foreign currency denominated monetary assets and monetary liabilities at the reporting date is as follows:

	Assets		Liabilities
	2008 $’000	2007 $’000	2008 $’000	2006 $’000
US Dollars	2,823	2,823	8,044	1,323
Turkish Lira	13,015	12,803	1,211	8,297

Foreign currency sensitivity

The Group is mainly exposed to US dollars (USD) and the New Turkish Lira (YTL). The following table details the Group’s sensitivity to a 20% (2007: 10%) increase and decrease in the Australian dollar against the relevant foreign currencies. This 20% (2007: 10%) is the sensitivity rate used when reporting foreign currency risk internally to key management personnel and represents management’s assessment of the possible change in foreign exchange rates. The sensitivity analysis only includes outstanding foreign currency denominated monetary items and adjusts their translation at the period end for a 20% (2007: 10%) change in foreign currency rates. The sensitivity analysis includes external loans where the denomination of the loan is in a currency other than the currency of the lender or the borrower.

	2008 $’000	2007 $’000
US Dollars	1,363	522
Turkish Lira	992	1,088

Note: Changed translation rates at the balance sheet date would require adjustment against the Group’s foreign currency translation reserve and would not affect reported profits.

(f) Interest rate risk management

The Group is subject to interest rate risk exposure through its cash and cash equivalents and borrowings. These are at floating interest rates.

Interest rate sensitivity

The sensitivity analyses below have been determined based on exposure to interest rates applicable to cash and cash equivalents at the reporting date and the stipulated change taking place at the beginning of the financial year and held constant throughout the year. A 200 (2007: 50) basis point increase or decrease is used when reporting interest rate risk internally to key management personnel and represents management’s assessment of the possible change in interest rates for cash and cash equivalents.

At the reporting date, if interest rates had been 200 (2007: 50) basis points higher or lower and all other variables were held constant, the Group’s:

•	net profit after tax in relation to interest on cash and cash equivalents would increase / decrease by $166 thousand (2007 : $15 thousand).

The sensitivity analyses below have been determined based on exposure to interest rates applicable to borrowings at the reporting date and the stipulated change taking place at the beginning of the financial year and held constant throughout the year. A 200 (2007: 50) basis point increase or decrease is used when reporting interest rate risk internally to key management personnel and represents management’s assessment of the possible change in interest rates for borrowings.

Incremental Petroleum Limited

Financial Report

Interest rate sensitivity (cont’d)

At the reporting date, if interest rates had been 200 (2007: 50) basis points higher or lower and all other variables were held constant, the Group’s:

•	net cash flow (after tax) in relation to interest on borrowings would increase / decrease by $109 thousand (2007 : $26 thousand).

(g) Liquidity risk management

The Group manages liquidity risk by maintaining adequate reserves, banking facilities and by continuously monitoring forecast and actual cash flows and matching the maturity profiles of financial assets and liabilities.

The following table details the Group’s remaining contractual maturity for its financial liabilities at balance date. At the end of the previous financial year, the Group did not have any financial liabilities with contractual maturities of more than one month. The tables have been drawn up based on undiscounted cash flows of financial liabilities based in the earliest date that the Group can be required to pay. The table includes both interest and cash flows. The adjustment column represents the possible future cash flows attributable to the instrument included in the maturity analysis which are not included in the carrying amount of the financial liability in the balance sheet.

	Weighted average effective interest rate	Less than 1 month $’000	1-3 months $’000	3 months to 1 year $’000	1-5 years $’000	Adjustments $’000	Total $’000
2008
Borrowings	7.60%	339	705	3,092	3,380	(703)	6,813
Payables	—	3,503	—	—	500	—	4,003

2007
Borrowings	8.00%	43	86	1,967	5,129	(793)	6,431
Payables	—	3,654	—	—	—	—	3,654

The company manages liquidity risk by maintaining adequate reserves, banking facilities and by continuously monitoring forecast and actual cash flows and matching the maturity profiles of financial assets and liabilities.

The following table details the company’s remaining contractual maturity for its financial liabilities at balance date. At the end of the previous financial year, the company did not have any financial liabilities with contractual maturities of more than one month. The table has been drawn up based on undiscounted cash flows of financial liabilities based in the earliest date that the company can be required to pay. The table includes both interest and cash flows. The adjustment column represents the possible future cash flows attributable to the instrument included in the maturity analysis which are not included in the carrying amount of the financial liability in the consolidated balance sheet.

	Weighted average effective interest rate	Less than 1 month $’000	1-3 months $’000	3 months to 1 year $’000	1-5 years $’000	Adjustments $’000	Total $’000
2008
Payables	—	3,503	—	—	500	—	4,503
2007
Payables	—	216	—	—	—	—	216

Incremental Petroleum Limited

Financial Report

(h) Credit risk management

Credit risk refers to the risk that a sales customer or counterparty will default on its contractual obligations resulting in financial loss to the Group. The Group has adopted a policy of only dealing with creditworthy customers and counterparties.

Included in trade accounts receivable are substantial amounts due from Turkiye Petrolleri Anonim Ortakligi, (National Oil and Natural Gas Company of Turkey) in relation to the sale of all oil production and accordingly the Group has a significant credit risk exposure to this entity.

The credit risk on liquid funds and derivative financial instruments is limited because the counterparties are banks with high credit ratings assigned by international credit-rating agencies.

The carrying amount of financial assets recorded in the financial statements, net of any allowances for losses, represents the Group’s maximum exposure to credit risk.

(i) Fair value of financial instruments

The directors consider that the carrying amount of financial assets and financial liabilities recorded in the consolidated financial statements approximates their fair value

22.	Economic dependency

All oil produced by operating entities is purchased solely by Turkiye Petrolleri Anonim Ortakligi, (National Oil and Natural Gas Company of Turkey) a Turkish national entity.

23.	Jointly controlled assets and operations

The Group has entered into a farm-in to a gas prospect in the Thrace basin, Turkey (“Edirne Farm-in”). During the previous year under the terms of the Edirne farm-in the Group completed the earned a 15 % interest in the licence for expenditure of $3,000 thousand.

In March 2007 Group acquired a further 30% interest in the project during the year for a purchase price of $5,999 thousand.

In May 2008 the Group acquired a 10% interest in a joint venture in USA and entered into farm-in agreements to potentially acquire a 50% interest in two other areas in USA.

The Group’s interest, as a venturer, in assets employed in the above jointly controlled operations and assets is detailed below. The amounts are included in the consolidated financial statements in their respective categories.

	2008 $’000	2007 $’000
Non-current assets
Exploration assets (see note 10)	24,107	11,567

24.	Commitments

The Group leases administration offices in Perth Istanbul and Ankara. Lease payments in Turkey are made annually. Lease payments in Australia are made monthly

	2008 $’000	2007 $’000
Lease commitments
Non-cancellable operating lease payments
Not longer than 1 year	100	100
Longer than 1 year and not longer than 5 years	10	20

	110	120

Incremental Petroleum Limited

Financial Report

Capital expenditure commitments

Exploration Expenditure
Not longer than 1 year	2,521	—

The Group is actively developing oil and gas assets in USA and Turkey.

It is anticipated that the Group will fund the costs of two wells in USA within the next 12 months to test shallow (approx 5,000 feet) gas targets. The further development of the shallow gas project would require the construction of a gas processing facility. Under the terms of the farm-in agreements the Group is required to fund the costs of completion of the wells and the facilities to earn a 50% working interest in the projects. In Turkey the Group has commenced engineering studies for a gas processing plant in which it has a 55% interest.

Funding of these projects is anticipated to be achieved from existing cash reserves, internal cash flows from operations or from debt facilities.

25.	Contingent liabilities and assets

The company has received an ambit claim for compensation for loss of income from purported landowners at the Selmo field. The case is being vigorously defended by the company and Turkish government authorities. Except for the foregoing, Directors are not aware of any material contingent liabilities or assets at the date of the financial report.

As part of the acquisition of additional interests in the Edirne gas project the Group may be required to make additional payments contingent on future gas sales from the licence area. The contingencies and the amounts payable are:

Contingency	Amount payable
Any consecutive three month period between 1 April 2009 and 1 December 2009 when the average production of gas from the Edirne licence is in excess of 8.5 million cubic feet per day.	$US 500,000, inclusive of VAT

Any consecutive three month period between 1 January 2010 and 31 December 2010 when the average production of gas from the Edirne licence is in excess of 13 million cubic feet per day	$US 500,000, inclusive of VAT

26.	Interests in production leases and exploration licences

At the date of this report, the Group had interests in the following production leases and exploration licences:

Reference	Name	%
No. ARI/PMI-DML/547-829	Selmo Oil field lease	100
No. 4121,4122	Adana	100
No. 3969 to 3972	Siirt	100
No. 3839	Edirne	60%
No. 4262	Atesler	100% (diluting to 40%)
Various	Kettleman Middle Dome	10%
Various	McFlurrey	Earning 50%
Various	South East Kettleman North Dome	Earning 50%

27.	Dividends

	2008		2007
	Cents per share	Total $’000	Cents per share	Total $’000
Fully paid ordinary shares
Interim dividend, unfranked:	3.0	2,023	3.0	2,023

Balance at the end of the year	3.0	2,023	3.0	2,023

Unrecognised amounts
Fully paid ordinary shares
Final dividend, unfranked:	—	—	3.0	2,023

			3.0	2,023

Incremental Petroleum Limited

Financial Report

On 26 February 2008, the directors declared an unfranked final dividend of 3 cents per share to the holders of fully paid ordinary shares in respect of the financial year ended 31 December 2007.

28.	Other Company Information

REGISTERED OFFICE

20 Howard Street

Perth WA 6000

Tel: +61 8 9481 8696

Fax: +61 8 9481 2394

E-mail: office@incrementalpetroleum.com

TURKEY OFFICE

Karakoy Ticeret Merkezi

Kermeralti Caddesi No: 24 Kat: 7

Karakoy – ISTANBUL

Tel: +90 212 334 8900

Fax: +90 212 334 8998

Principal activities

The principal activity of the Group is the operation of the Selmo oilfield in Turkey and exploration for oil and gas in Turkey and internationally.

Principal objective

The principal objective of the Group is to acquire low risk oil and gas assets and apply world class technical expertise to develop the assets and their productivity. The Selmo oilfield in Turkey was acquired in October 2005 pursuant to this objective.

The subsidiary entities that own and/or operate the Selmo oilfield and are the joint venture partners in the Edirne gas project are set out in Note 17 to the financial statements.

The main performance indicator used by management is production.

The Group is currently focused on the enhancement of the Selmo oilfield and the exploration and evaluation of the Edirne gas project. The financial results of the Selmo oilfield field operations are significantly influenced by the prevailing oil price, the volume of production achieved, and the costs of production.